Exhibit 99.1

UIL Holdings Corporation	Like: Facebook.com/UILHoldings
157 Church Street	Follow: @UILHoldings @UnitedIllum
P.O. Box 1564	Subscribe: youtube.com/UILHoldings
New Haven, CT 06506-0901
203.499.2812 Fax: 203.499-3512

NEWS RELEASE

JULY 31, 2015

Media Contact:

Michael A. West Jr.:	203-499-3858

Iberdrola USA/UIL Holdings File New Application with PURA

NEW HAVEN, CONN. — July 31, 2015 — Today Iberdrola USA, Inc., on behalf of itself and certain of its affiliates, and UIL Holdings Corporation (NYSE: UIL) jointly submitted a new application to the Connecticut Public Utilities Regulatory Authority (PURA) to initiate a new change of control proceeding. The companies had withdrawn their original application in order to provide PURA with additional details and clarifications regarding their plans.

In June, PURA issued a draft decision on the companies’ original application that raised questions about various aspects of the transaction. The companies decided to withdraw their original application and submit a new application to address the questions that were raised.

“With this new application, we believe that we’ve effectively addressed all of the points of concern that were outlined in PURA’s draft decision relating to the original application,” said James P. Torgerson, UIL’s president and chief executive officer. “We are fully prepared to move forward in this process.”

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Important Information For Investors And Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation

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material in respect of the proposed transaction between UIL and Iberdrola USA. In connection with the proposed transaction between UIL and Iberdrola USA, Iberdrola USA filed with the SEC a registration statement on Form S-4, containing a preliminary proxy statement of UIL and a preliminary prospectus of Iberdrola USA. UIL will mail the definitive proxy statement/prospectus to UIL’s shareholders when available. UIL AND IBERDROLA USA URGE INVESTORS AND SHAREHOLDERS TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that Iberdrola USA or UIL may file with the SEC or send to shareholders in connection with the proposed transaction.

You may obtain copies of all documents filed with the SEC regarding this proposed transaction (when available), free of charge, at the SEC’s website (www.sec.gov). Copies of the documents filed with the SEC by UIL are available free of charge on UIL’s website at www.uil.com or by contacting UIL’s Investor Relations Department at 203-499-2409.

Participants in Solicitation

UIL and its directors and executive officers, and Iberdrola USA and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of UIL common stock in respect of the proposed transaction. Information about UIL’s executive officers and directors is set forth in UIL’s definitive proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2015. Other information regarding the interests of such individuals, as well as information regarding Iberdrola USA’s directors and executive officers, will be set forth in the proxy statement/prospectus, which will be included in Iberdrola USA’s registration statement on Form S-4 filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

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About UIL Holdings Corporation:

Headquartered in New Haven, Connecticut, UIL Holdings Corporation (NYSE:UIL) is a diversified energy delivery company serving more than 725,000 electric and natural gas utility customers in 67 communities across two states, with combined total assets of over $5 billion.

UIL is the parent company of The United Illuminating Company (UI), The Southern Connecticut Gas Company (SCG), Connecticut Natural Gas Corporation (CNG), and The Berkshire Gas Company, each more than 100 years old. UI provides for the transmission and delivery of electricity and other energy related services for Connecticut’s Greater New Haven and Bridgeport areas. SCG and CNG are natural gas distribution companies that serve customers in Connecticut, while Berkshire Gas serves natural gas customers in western Massachusetts. UIL employs more than 1,900 people in the New England region.